UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Kingfish Holding Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 62nd Street Circle East, Bradenton, Florida	34208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 487-3653

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Following Hurricane Milton, Kingfish Holding Corporation (the “Company”) has an opportunity to purchase additional inventory from the public at advantageous prices. The Company does not have sufficient cash in order to fully take advantage of this opportunity, which is expected to be available for only for a relatively short period of time, and it has determined that it would be in the best interests of the Company to seek additional funding in order to purchase inventory created as a result of the storm

On October 21, 2024, the Company entered into a credit agreement with Conch and Shell Holdings, Inc., a Florida corporation (“CAS”), with a line of credit in the aggregate amount of $200,000 (the “CAS Credit Agreement”) and a credit agreement with 6 LLC, a Florida limited liability company (“6 LLC”), with a line of credit in the aggregate amount of $100,000 (the “6 LLC Credit Agreement” and together with the CAS Credit Agreement, the “Credit Agreements”).

Certain directors of the Company own shares in CAS and control 6 LLC. James K. Toomey and Lori M. Toomey, directors of the Company (together the “Toomey Directors”) own shares in CAS.  The shareholders who received shares in connection with the merger of Renovo Resource Solutions, Inc. with and into the Company, which includes, among others, Randall M. Moritz, director, Keri A. Moritz, director, and the Toomey Directors, control 6 LLC.

Amounts drawn under the Credit Agreements will be used to purchase additional inventory created by Hurricane Milton.  On October 21, 2024, the Company drew $100,000 of the $200,000 available under the CAS Agreement and on October 22, 2024, the Company drew the remaining $100,000 available under the CAS Agreement. On October 23, 2024 the Company drew $100,000 (the full amount available) under the 6 LLC Credit Agreement.

The CAS Credit Agreement does not bear any interest expense, but rather provides for a flat fee payment of $500 to CAS, regardless of the amount drawn under such agreement. The CAS Credit Agreement matures on December 20, 2024 and must be repaid in full on that date.  Amounts due under the CAS Credit Agreement may be accelerated and be due and payable at CAS’ option immediately upon any incurrence of additional indebtedness or the occurrence of any merger, consolidation, sale of assets, and other customary events of default as set forth in the CAS Credit Agreement.  If any Event of Default (as defined in the CAS Credit Agreement) exists and is continuing, amounts borrowed pursuant to the CAS Credit Agreement will then bear interest at a rate of 10% per annum.

The 6 LLC Credit Agreement also does not bear any interest expense, but rather provides for a flat fee payment of $250 to 6 LLC, regardless of the amount drawn under such agreement. The 6 LLC Credit Agreement matures on December 20, 2024, and must be repaid in full on that date.  Amounts due under the 6 LLC Credit Agreement may be accelerated and be due and payable at 6 LLC’s option immediately upon any incurrence of additional indebtedness or the occurrence of any merger, consolidation, sale of assets, and other customary events of default as set forth in the 6 LLC Credit Agreement.  If any Event of Default (as defined in the 6 LLC Credit Agreement) exists and is continuing, amounts borrowed pursuant to the 6 LLC Credit Agreement will then bear interest at a rate of 10% per annum.

Under the terms of both the CAS Credit Agreement the 6 LLC Agreement, the Company must first draw down all funds available under the CAS Agreement before any amounts may be drawn under the 6 LLC Credit Agreement

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the CAS Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the 6 LLC Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and each of which are incorporated into this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated October 21, 2024 by and between Kingfish Holding Corporation and Conch and Shell Holdings, Inc.

10.2	Credit Agreement, dated October 21, 2024 by and between Kingfish Holding Corporation and 6 LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Date: October 24, 2024	By:	/s/ Ted Sparling
Ted Sparling
President and Chief Executive Officer

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